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                                                                    Exhibit 10.4


                       NEW AMERICAN HEALTHCARE CORPORATION

                          10% Senior Subordinated Note
                              Due January 30, 2008

Registered                                                    New York, New York
R-001                                                           January 30, 1998
$25,000,000

         NEW AMERICAN HEALTHCARE CORPORATION, a Tennessee corporation (hereinafter called the "Company"), for value received, hereby promises to pay to WCAS Capital Partners III, L.P., or its registered assigns, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000), in one installment on January 30, 2008 and interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10% per annum, payable semiannually in arrears on June 30 and December 31 in each year (each said day being an "Interest Payment Date"), commencing on June 30, 1998 until the principal amount hereof shall have become due and payable, whether at maturity or by acceleration or otherwise, and thereafter at the rate of 12% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest, until paid.

         All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and shall be made at the office of the person deemed the holder hereof in accordance with Section 4 below at the address for such person appearing in the register maintained pursuant to paragraph (a) of Section 10.

         For purposes of this Note, "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday under the laws of the State of New York. If any payment of principal or interest on this Note is due on day which is note a Business Day, it shall be due on the next succeeding Business Day.

         1. NOTES. This Note, together with any Note or Notes issued upon exchange or transfer thereof pursuant to Section 2 hereof, is one of a duly authorized issue of Notes (herein called the "Notes") made or to be made by the Company in the aggregate principal amount of $25,000,000, maturing on January 30, 2008 and bearing interest payable at the same rate and on the same dates as the interest on the principal amount of this Note. This Note




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is issued pursuant to and is subject to the terms and provisions of the
Securities Purchase Agreement dated as of January 30, 1998 (the "Purchase Agreement"), between the Company and WCAS Capital Partners III, L.P., a Delaware limited partnership and the terms of this Note include those stated in the Purchase Agreement.

         2. TRANSFER, ETC. OF NOTES. The Company shall keep at its office or agency maintained as provided in paragraph (a) of Section 10 a register in which the Company shall provide for the registration of Notes and for the registration of transfer and exchange of Notes. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for Registration of transfer or exchange at the office or agency of the Company maintained as provided in paragraph (a) of Section 10, and, without expense to such holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request, dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency. Upon any registration of transfer as provided herein, the transferee shall with respect to the Note or any portion thereof so transferred to it become subject to all of the terms and provisions of, and obligations of a holder under, such Note (or portion) and the transferor shall have no further rights, obligations or liabilities with respect thereto other than any which arose prior to the date of transfer.

         3. LOSS, THEFT, DESTRUCTION OR MUTILATION OF NOTE. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.


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         4. PERSONS DEEMED OWNERS; HOLDERS. The Company may deem and treat the person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue. with respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such Note is registered as aforesaid at such time.

         5. PREPAYMENTS. Subject to any restrictions then applicable to the Company under (i) the Amended and Restated Credit Agreement, dated as of January 30, 1998 (the "Credit Agreement") among the Company, Toronto Dominion (Texas), Inc., as Agent (the "Agent"), The Toronto-Dominion Bank, as Issuing Bank and the financial institutions named therein as Banks (collectively, the "Senior Lenders"), (ii) the Intercreditor Agreement, dated as of January 30, 1998 (the "Subordination Agreement" among the Company, the Agent and WCAS Capital Partners III, L.P., or (iii) any other agreement of the Company with the holders of indebtedness of the Company:

                  (a) Optional Prepayment. Upon notice given as provided in
         Section 6 the Company may, at its option, prepay all or any portion of the Notes, at the principal amount thereof so to be prepaid, together with interest accrued thereon to the date fixed for such prepayment.

                  (b) Mandatory Prepayment.

                           (i) Credit Agreement Mandatory Prepayments. If at any
                  time while any of the Notes shall be outstanding, the Company shall be required, under clause I of Section 2.3(c)(iv)(B) of the Credit Agreement, as in effect on the date hereof, to make a prepayment of the Loans out of Net Cash Proceeds (as each such term is defined therein) in an amount equal to 25% of such Net Cash Proceeds, then the Company shall, simultaneously with such prepayment of the Loans (or waiver thereof by the Senior Lenders), apply 25% of such Net Cash Proceeds to prepay the principal amount of the Notes (to the extent thereof), plus interest accrued thereon through the date of prepayment.

                          (ii) Sale of the Company. If at any time while any of
                  the Notes shall be outstanding, (x) the Company shall merge or consolidate with or into any other entity (other than a merger or consolidation in which (A) at least 50% of the voting capital stock of the Company (or the surviving or resulting entity, if other than the Company) outstanding immediately after the effective date of such merger or consolidation is owned of record or beneficially by persons who owned voting


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                  capital stock of the Company immediately prior to such merger or consolidation and in substantially the same proportions in which such stock was held immediately prior to such merger or consolidation, and (B) no Event of Default (as hereinafter defined) shall have occurred as a result of the consummation thereof), or (y) the Company shall sell, lease or otherwise dispose of all or substantially all of its assets and properties as an entirety in a single transaction or in a series of related transactions to an unaffiliated third party purchaser, or (z) a majority of the outstanding capital stock of the Company shall be acquired by an unaffiliated third party in a single transaction or series of related transactions (any transaction described in clauses (x), (y) or (z) above being referred to herein as a "Sale of the Company"), then, as a condition to consummating such Sale of the Company, the Company shall (A) take such action as may be necessary to provide funds sufficient to, and obtain any consent necessary to, prepay all of the Notes in full, and (B) prepay 100% of the principal amount of the Notes, plus interest accrued thereon through the date of prepayment.

                           (iii) Prepayment to Avoid High-Yield OID. On any
                  Interest Payment Date on or after January 30, 2003, the Company shall pay such amount of accrued original issue discount on this Note and any other Note as shall be necessary to ensure that no such Note shall be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended, or any successor provision. The amount of principal payable on any such Note shall be reduced by the amount of any accrued original issue discount that is paid on such Note under this
                  Section 5(b)(iii).

         Any prepayments made pursuant to this Section 5 shall be in addition to any other payments of principal to be made on the Notes and shall be credited to principal in inverse order of maturity.

         6. NOTICE OF PREPAYMENT AND OTHER NOTICES. The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to
Section 5 not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to the person in whose name this Note is registered at its address designated on the register maintained by the Company on the date of mailing such notice of prepayment or other notice. Upon notice of prepayment being given as aforesaid, the Company


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covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the principal amount thereof so called for prepayment together with interest accrued thereon to the date fixed for such prepayment. Notwithstanding the foregoing, any notice of a prepayment pursuant to Section 5(b)(i) or (ii) may specify that the obligation to make such prepayment is conditional upon the closing of the transaction requiring such prepayment, in which event no prepayment shall be required unless and until such transaction is consummated.

         7. ALLOCATION OF PREPAYMENT. In the event of any prepayment, purchase, redemption or retirement of less than all of the outstanding Notes, the Company will allocate the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

         8. INTEREST AFTER DATE FIXED FOR PREPAYMENT. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall (unless the provisions of the last sentence of Section 6 become applicable) cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein for overdue principal.

         9. SURRENDER OF NOTES; NOTATION THEREON. As a condition to obtaining any payment of all or any portion of the principal amount of this Note, the Company may require the holder hereof to surrender this Note, and in such event the Company will execute and deliver at the expense of the Company, upon such surrender, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which interest has been paid on the principal amount of this Note then remaining unpaid, or may require the holder to present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so repaid.

         10. COVENANTS. The Company covenants and agrees that, so long as any Note shall be outstanding:

                   (a) Maintenance of Office. The Company will maintain an office or agency in such place in the United States of America as the Company may designate in writing to the registered holder hereof, where the Notes may be presented for registration of transfer and exchange as herein


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         provided, where notices and demands to or upon the Company in respect of the Notes may be served and where the Notes shall be presented for payment. Until the Company otherwise notifies the holders of Notes, said office shall be the office of the Company at 109 Westpark Drive, Suite 440, Brentwood, Tennessee 37027.

                  (b) Payment of Taxes. The Company will promptly pay and discharge or cause to be paid and discharged, before the same shall become in default, all lawful taxes and assessments imposed upon the Company or any subsidiary or upon the income and profits of the Company or any subsidiary, or upon any property, real, personal or mixed, belonging to the Company or any subsidiary, or upon any part thereof by the United States or any State thereof, as well as all lawful claims for labor, materials and supplies, which, if unpaid, would become a lien or charge upon such property or any part thereof, provided, however, that neither the Company nor any subsidiary shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (i) the Company or a subsidiary shall be contesting the validity thereof in good faith or
         (ii) the Company shall, in its good faith judgment, deem the validity thereof to be questionable and the party to whom such tax, assessment, charge, levy or claim is allegedly owed shall not have made written demand for the payment thereof.

                  (c) Corporate Existence. The Company will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate existence, rights and franchises of each of its subsidiaries; provided, however, that nothing in this paragraph (c) shall prevent the abandonment or termination of any rights or franchises of the Company, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Company, in the best interests of the Company and is not disadvantageous in any material respect to the holders of the Notes.

                  (d) Maintenance of Property. The Company will at all times maintain and keep, or cause to be maintained and kept, in good repair, working order and condition all significant properties of the Company and its subsidiaries used in the conduct of the business of the Company and its subsidiaries,


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         and will from time to time make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this paragraph (d) shall require (i) the making of any repair or renewal or (ii) the continuance of the operation and maintenance of any property or (iii) the retention of any assets if such action (or inaction) is, in the good faith business judgment of the Company, in the best interests of the Company and is not disadvantageous in any material respect to the holders of the Notes.

                  (e) Insurance. The Company will, and will cause each of its subsidiaries, at all times, either to (i) (x) keep adequately insured, by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and (y) carry, with financially sound and reputable insurers, such other insurance (including, without limitation, liability insurance) in such amounts as are available at reasonable expense and to the extent believed necessary in the good faith business judgment of the Board of Directors of the Company; or (ii) subject to the approval of said Board of Directors, implement and maintain a self-insurance program to protect the Company from such risks of loss as would otherwise be required to be insured against under subclause (i) above.

                  (f) Keeping of Books. The Company will at all times keep, and cause each of its subsidiaries to keep, proper books of record and account in which proper entries will be made of its transactions in accordance with generally accepted accounting principles.

                  (g) Transactions with Affiliates. The Company shall not enter into, or permit any subsidiary to enter into, any transaction with any of its or any subsidiary's officers, directors, employees or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, except for (i) normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, (ii) any transaction approved by the board of directors of the Company in accordance with the provisions of
         Section 144 of the Delaware General Corporation Law, or otherwise permitted by such Section, (iii) customer transactions in the ordinary course of business and (iv) the transactions contemplated by the Purchase Agreement.


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                   (h) Notice of Default. If any one or more events which
         constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 12 of this Note shall occur, or if the holder of any Note shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Company shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; provided, however, that if such event, in the good faith judgment of the Company, will be cured within ten days after the Company has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

                   (i) Payment of Principal and Interest on the Notes. The Company will use its best efforts, subject to the provisions of applicable credit arrangements and contractual obligations of the Company and/or its subsidiaries and any applicable law restricting the same, to provide funds from its subsidiaries to the Company, by dividend, advance or otherwise, sufficient to permit payment by the Company of the principal of and interest on the Notes in accordance with their terms.

                   (j) Merger or Consolidation. If the Company shall effect a merger or consolidation in which it is not the surviving entity and either such transaction is not a Sale of the Company under the provisions of Section 5(b)(ii) of this Note requiring mandatory prepayment of the Notes or such mandatory prepayment of the Notes shall not occur for any reason whatsoever, then the Company shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Company's obligations under the Notes, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Company's obligations under the Notes.

                  11. MODIFICATION BY HOLDERS; WAIVER. Subject to any restrictions then applicable under the Credit Agreement or the Subordination Agreement, the Company may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Company thereunder, and the observance by the Company of any term or provision of the Notes may be waived with the written consent of the holders of not less than


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66 2/3% in principal amount of the Notes then outstanding; provided, however, that no such modification or waiver shall:

                  (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Note so-affected; or

                  (b) give any Note any preference over any other Note; or

                  (c) reduce the percentage of Notes, the consent of the holders of which is required for any such modification.

         Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

         12. EVENTS OF DEFAULT. If any one or more of the following events, herein called "Events of Default", shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Company or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:

                   (a) default shall be made in the payment of the principal of any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                   (b) default shall be made in the payment of any installment of interest on any Note according to its terms when and as the same shall become due and payable and such default shall continue for a period of 10 Business Days; or

                   (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, of the Purchase Agreement or the Registration Rights Agreement referred to in the Purchase Agreement, and any such default shall continue for 30 days after written notice thereof, specifying such default and


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         requesting that the same be remedied, shall have been given to the
         Company by the holder or holders of at least 25% of the principal amount of the Notes then outstanding (the Company to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

                  (d) any representation or warranty made by the Company herein or in the Purchase Agreement (taken singly or together with other representations and warranties made by the Company herein or therein) shall prove to have been false or incorrect in any material respect on the date on or as of which made; or

                  (e) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Company or any subsidiary of the Company in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any such subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (f) the commencement by the Company or any subsidiary of the Company of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or any such subsidiary for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Company or any such subsidiary generally to pay its debts as such debts become due, or the taking of corporate action by the Company or any such subsidiary in furtherance of or which might reasonably be expected to result in any of the foregoing; or

                  (g) default as defined in any instrument evidencing or under which the Company or any domestic subsidiary has outstanding at the time any indebtedness for money borrowed in excess of $2,500,000 in aggregate principal amount shall occur and as a result thereof the maturity of any such indebtedness shall have been accelerated so that the same shall have become due and payable prior to the date on which the same would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 30 days; or


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                  (h) final judgment for the payment of money in excess of an amount equal to the sum of $2,5OO,000 and the proceeds of insurance or other third party indemnification payments actually collected by the Company shall be rendered against the Company or a subsidiary of the Company and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed;

then, subject to any restrictions then applicable under the Credit Agreement or the Subordination Agreement, the holder or holders of a least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Company, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

         At any time after any declaration of acceleration as to all of the Notes has been made as provided in this Section 12, the holders of at least
66 2/3% in principal amount of the Notes then outstanding may, by notice to the Company, rescind such declaration and its consequences, if (i) the Company has paid all overdue installments of interest on the Notes and all principal that has become due otherwise than by such declaration of acceleration and (ii) all other defaults and Events of Default (other than nonpayments of principal and interest that have become due solely by reason of acceleration) shall have been remedied or cured or shall have been waived pursuant to this paragraph; provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

         13. SUITS FOR ENFORCEMENT. In case any one or more of the Events of Default specified in Section 12 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

         In case of any default under any Note, the Company will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

         14. REMEDIES CUMULATIVE. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or


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now or hereafter existing at law or in equity or by statute or otherwise.

         15. REMEDIES NOT WAIVED. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

         16. SUBORDINATION. (a) Anything in this Note to the contrary notwithstanding, the obligation of the Company to pay the principal of and interest on this Note and to discharge all of its other obligations hereunder, shall be subordinate and junior in right of payment to the prior payment in full of the obligations of the Company under the Credit Agreement, to the extent set forth in the Subordination Agreement.

         17. COVENANTS BIND SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         18. GOVERNING LAW. This Note shall be governed and construed in accordance with the laws of the State of New York.

         19. HEADINGS. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.


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         IN WITNESS WHEREOF, NEW AMERICAN HEALTHCARE CORPORATION has caused this
Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.



                                             NEW AMERICAN HEALTHCARE CORPORATION



                                             By
                                                --------------------------------
                                                Name:  Robert M. Martin
                                                Title: President